EXHIBIT 23




                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1995, which appears on page 42 of the 1994 Annual Report to Stockholders of Tribune Company, which is incorporated by reference in Tribune Company's Annual Report on Form 10-K for the year ended December 25, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 23 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


Chicago, Illinois
January 26, 1996